Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of February 22, 2008, is by and among NOVA BIOFUELS SENECA, LLC, a Delaware limited liability company (“Borrower”), each of the Lenders party hereto, WESTLB AG, NEW YORK BRANCH, as administrative agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as collateral agent for the Senior Secured Parties, and STERLING BANK, a Texas banking corporation, as accounts bank.

PREAMBLE

WHEREAS, the Parties have entered into that certain Credit Agreement dated as of December 26, 2007 (as amended, the “Credit Agreement”); and

WHEREAS, the Parties wish to amend certain of the terms in the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.                                      DEFINITIONS AND INTERPRETATION

Unless otherwise expressly set forth herein, capitalized terms used in this Agreement shall have the meaning set forth in the Credit Agreement.

2.                                      AMENDMENTS

2.1           Reimbursement of Excess Equity Contributions

2.1.1                        Section 2.01(b) – (Construction Loans) of the Credit Agreement is hereby replaced in its entirety with the following:

“(b) Proceeds of each Construction Loan shall be deposited into the Construction Account and used solely for the payment of Project Costs, except to the extent that proceeds of such Construction Loan:

(i)            are applied directly to Debt Service;

(ii)           are otherwise applied in accordance with Section 2.05(e)(i) (Funding of the Loans); and/or

(iii)          are transferred to the Sponsor (or as otherwise specified in the applicable Funding Notice) in an amount up to the difference between (x) the aggregate total amount of all equity contributed by the Sponsor to the Borrower and applied towards Project Costs, as confirmed by the Independent Engineer in an Independent

Engineer’s Certificate, minus (y) the Required Equity Contribution (any such amount, a “Sponsor Equity Reimbursement”);

and in all such cases, Construction Loan proceeds shall be applied solely in accordance with this Agreement.”

2.1.2                        Section 7.01(g)(i) (Affirmative Covenants – Use of Proceeds and Cash Flow) of the Credit Agreement is hereby amended by adding the following at the end of the first sentence thereof:

“or for Sponsor Equity Reimbursement.”

2.1.3                        The first sentence of Section 7.02(r) (Negative Covenants – Restricted Payments) of the Credit Agreement is hereby replaced in its entirety with the following (new text bold and underlined):

“(r) Restricted Payments. Except as otherwise permitted under Section 2.05(e) (Funding of Loans) and Section 2.01(b) (Construction Loans) the Borrower shall not make any Restricted Payments unless each of the conditions set forth below has been satisfied:”

2.1.4                        Section 8.03(a)(i) (Construction Account) of the Credit Agreement is hereby replaced in its entirety with the following (new text in bold underline):

“all proceeds of the Construction Loans (except for any Sponsor Equity Reimbursement, proceeds of Fundings applied directly to the payment of Debt Service or as otherwise applied on the Conversion Date in accordance with Section 2.05(e) (Funding of Loans));”

2.1.5                        Section 8.12(a) – (Sponsor Support Account) of the Credit Agreement is hereby amended by adding the following text following the phrase “other than the Loans”:

“(with the exception of any Sponsor Equity Reimbursement deposited directly into the Sponsor Support Account)”

2.1.6                        Exhibit A (Definitions) of the Credit Agreement is hereby amended by adding the following definition in alphabetical order:

““Sponsor Equity Reimbursement” has the meaning provided in Section 2.01(b) (Construction Loans).”

2.1.7                        Exhibit A (Definitions) of the Credit Agreement is hereby amended by deleting the definition “Required Equity Contribution” in its entirety and replacing it with the below:

““Required Equity Contribution” means the equity contributions to be made to the Borrower on or before the Closing Date for Project Costs in the aggregate total amount of forty-two million, eight hundred fifty-one thousand, eight hundred eighty-two Dollars ($42,851,882); provided that any amount deposited by the Borrower into the Construction Account on the Closing Date from its pre-Closing funds for payment of Project Costs shall be deemed to be an equity contribution.”

2.2           ConAgra Consent Agreement

2.2.1                        Section 6.01(b)(ii) of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“(except the Biodiesel Marketing Agreement)”

2.2.2                        The following is hereby added as Section 7.01(x) of the Credit Agreement:

“(x)          Biodiesel Marketing Agreement Consent and Opinion.  Within twenty (20) days following the Closing Date, the Borrower shall cause to be delivered to the Administrative Agent (i) a fully executed Consent, in form and substance substantially identical to Schedule 7.01(x)(i) (or with such changes thereto accepted by the Administrative Agent), with respect to the Biodiesel Marketing Agreement and (ii) a First Amendment to Biodiesel Marketing Agreement, in form and substance substantially identical to Schedule 7.01(x)(ii) (or with such changes thereto accepted by the Administrative Agent), together with an opinion covering customary matters regarding the due authorization and valid execution of such Consent and First Amendment to Biodiesel Marketing Agreement by the Borrower, and the enforceability of such Consent against the Borrower and the Biodiesel Marketer, from legal counsel, and in form and substance, reasonably satisfactory to the Administrative Agent.”

2.2.3                        Annex A to this Agreement is hereby attached to the Credit Agreement as Schedule 7.01(x)(i).

2.2.4                        Annex B to this Agreement is hereby attached to the Credit Agreement as Schedule 7.01(x)(ii).

2.3           Cash Collateral for Letters of Credit

2.3.1                        Section 2.07(c) (Termination or Reduction of Commitments) is hereby deleted in its entirety and replaced as follows (new text bold and underlined):

“(c)         If the Conversion Date does not occur on or before the Conversion Date Certain, all Working Capital Loan Commitments (other than the obligations to participate in the Issuing Bank’s liability under any Letter of Credit pursuant to Section 2.08(c) (Letters of Credit)) shall be automatically and permanently terminated on the Conversion Date Certain.”

2.3.2                        Section 2.07(f) (Termination or Reduction of Commitments) is hereby deleted in its entirety and replaced as follows (new text bold and underlined):

“(f)          Any Working Capital Loan Commitments (other than the obligations to participate in the Issuing Bank’s liability under any Letter of Credit pursuant to Section 2.08(c) (Letters of Credit)) shall be automatically and permanently terminated in full and the Borrower shall be required to deposit in the LC Cash Collateral Sub-Account the Aggregate Maximum Available Amounts under all issued and outstanding Letters of Credit on the Working Capital Maturity Date.”

2.3.3                        Section 3.03(c) – (Repayment of Working Capital Loan Fundings) is hereby deleted in its entirety and replaced with the following (new text bold and underlined; deleted text struck-through):

“(c)         If the Conversion Date does not occur on or prior to the Conversion Date Certain, then on the Conversion Date Certain, (i) each outstanding Working Capital Loan shall automatically and without further action become due and payable, (ii) all amounts in any Project Accounts shall be promptly applied to the Obligations then outstanding in accordance with Section 9.04 (Application of Proceeds), ~~and~~ (iii) the Borrower shall pay all accrued interest on and repay the entire remaining principal amount of all outstanding Working Capital Loans to the Administrative Agent, for the pro rata account of the Lenders (based on their respective Working Capital Loan Commitment Percentages and (iv) the Borrower shall be required to deposit in the LC Cash Collateral Sub-Account the aggregate Maximum Available Amounts under all issued and outstanding Letters of Credit.”

2.3.4                        Section 3.10(c) (Mandatory Prepayment) is hereby deleted in its entirety and replaced as follows (new text bold and underlined):

“(c)         The Borrower shall be required to prepay the Working Capital Loans if a Borrowing Base Certificate demonstrates that the then-outstanding principal amount of the Working Capital Loans plus the aggregate Maximum Available Amounts under the then-outstanding Letters of Credit exceeds the then-effective Working Capital Commitment or the Working Capital Loan Available Amount, within three (3) Business Days following the delivery of such Borrowing Base Certificate, in the amount of such excess.”

2.3.5                        Sections 9.02 and 9.03 of the Credit Agreement are hereby deleted in their entirety and replaced as follows (new text bold and underlined):

“Section 9.02         Action Upon Bankruptcy.  If any Event of Default described in Section 9.01(i) (Events of Default – Bankruptcy, Insolvency) occurs with respect to the Borrower, any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments (other than the obligations to participate in the Issuing Bank’s liability under any Letter of Credit pursuant to Section 2.08(c) (Letters of Credit)) (if not theretofore terminated) shall automatically terminate.  The outstanding principal amount of the outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, and the Borrower shall be required to immediately deposit in the LC Cash Collateral Sub-Account the aggregate Maximum Available Amounts under all issued and outstanding Letters of Credit, without notice, demand or further act of the Administrative Agent, the Collateral Agent or any other Senior Secured Party.

Section 9.03           Action Upon Other Event of Default.  (a)  If any other Event of Default occurs and is continuing for any reason, whether voluntary or involuntary, and is continuing, the Administrative Agent may, or upon the direction of the Required Lenders shall, by written notice to the Borrower, declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or any outstanding Construction Loan Commitments, Term Loan Commitments or Working Capital Loan Commitments (other than the obligations to participate in the Issuing Bank’s liability under any Letter of Credit pursuant to Section 2.08(c) (Letters of Credit)) (if not theretofore terminated) to be terminated, and/or the aggregate Maximum Available Amounts under all issued and outstanding Letters of Credit to be deposited into the LC Cash Collateral Sub-Account, whereupon the full unpaid amount of such Loans and other Obligations that has been declared due and payable shall be and become immediately due and payable and the aggregate Maximum Available Amounts under all issued and outstanding Letters of Credit shall be deposited into the LC Cash Collateral Sub-Account, without further notice, demand or presentment and/or, as the case may be, any outstanding Construction Loan Commitments, ~~or~~ Term Loan Commitments or Working Capital Loan Commitments (other than the obligations to participate in the Issuing Bank’s liability under any Letter of Credit pursuant to Section 2.09(c) (Letters of Credit)) shall terminate.  During the continuance of an Event of Default, the Administrative Agent may, or upon the direction of the Required Lenders shall, instruct the Collateral Agent to exercise any or all remedies provided for under this Agreement or the other Financing Documents.”

2.3.6                        Section 9.04(d) (Default and Enforcement – Application of Proceeds) of the Credit Agreement is hereby replaced in its entirety with the following (new text bold and underlined):

“(d)         fourth, to the principal amount of the Loans (including for purposes of cash collateralization of the full amount of any outstanding Letters of Credit, which shall be treated as principal under this priority fourth) and any Primary Swap Obligations payable by the Borrower to the Lenders and Interest Rate Protection Providers, ratably among the Lenders, the Issuing Bank (with respect to full cash collateralization of outstanding Letters of Credit) and the Interest Rate Protection Providers in proportion to the respective amounts described in this clause fourth held by them; and”

2.3.7                        Section 8.06(a) (Working Capital Reserve Account) of the Credit Agreement is hereby replaced in its entirety with the following (new text bold and underlined):

“Section 8.06  Working Capital Reserve Account.  (a) Funds shall be deposited into the Working Capital Reserve Account in accordance with Section 8.04(b)(vi) (Revenue Account), Section 3.09(d)(ii)(B) and (C) (Optional Prepayments) and Section 3.10(e) (Mandatory Prepayments).  Amounts deposited into the Working Capital Reserve Account pursuant to Section 2.07(f) (Termination or Reduction of Commitments), Section 3.03(c) (Repayment of Working Capital Loan Fundings), priority second of Section 3.09(d)(ii) (Optional Prepayment), ~~and~~ priority third of Section 3.10(e) (Mandatory Prepayment), Section 9.02 (Action Upon Bankruptcy), Section 9.03 (Action Upon Other Event of Default) and priority fourth of Section 9.04(d) (Default and Enforcement – Application of Proceeds) shall be deposited into the LC Cash Collateral Sub-Account.”

2.4           Commitment Fee

2.4.1                        Section 3.13(a) – (Fees) of the Credit Agreement is hereby replaced in its entirety with the following (new text bold and underlined):

                “Section 3.13  Fees.  (a)  From and including the date hereof until the Final Maturity Date, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, on the Closing Date and thereafter on each Quarterly Payment Date, a commitment fee (a “Commitment Fee”) equal to one-half of one percent (0.50%) per annum on the average daily amount by which (i) the Aggregate Construction Loan Commitment exceeds the aggregate outstanding principal amount of Construction Loans and (ii) the Aggregate Working Capital Loan Commitment exceeds the sum of (x) the aggregate outstanding principal amount of Working Capital Loans plus (y) the Maximum Available Amounts of all outstanding Letters of Credit, in each case, during the calendar quarter or portion thereof then ended; provided that the Commitment Fee payable on the Closing Date shall only include such amounts accrued during the period commencing on the date hereof and ending January 31, 2008.  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as pro-rated for any partial quarter, as applicable.

3.                                      MISCELLANEOUS

3.1           Counterparts

This Agreement may be executed in two or more original copies and each such copy may be executed by each of the Parties in separate counterpart, each of which copies when executed and delivered by the Parties shall constitute an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“PDF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

3.2           Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

3.3           Limited Purpose; Effect on Credit Agreement

3.3.1        Except as expressly amended hereby or otherwise provided herein, (a) all of the terms and conditions of the Credit Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (b) nothing in this Agreement shall constitute a waiver by the Lenders of any Default or Event of Default, or shall constitute a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Financing Documents, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

3.3.2        The Credit Agreement shall, together with the amendments set forth herein, be read and construed as a single agreement.  All references in the Credit Agreement and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.

3.4           Effectiveness

This Agreement shall become effective, as of the date first written above, upon the execution of this Agreement by each of the parties hereto.

3.5           Authority, Etc.

The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within its organizational authority and have been duly authorized by all necessary organizational action on the part of, and have been duly and validly executed by, the Borrower.

Except as otherwise addressed in this Agreement, the Borrower represents and warrants that, upon the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing as of the date hereof.

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IN WITNESS WHEREOF, the Parties have executed and delivered this First Amendment to Credit Agreement as of the date first above written.

NOVA BIOFUELS SENECA, LLC,
as Borrower

By:	/s/ David G. Gullickson
Name: David G. Gullickson
Title: Vice President & Chief Financial Officer

WESTLB AG, NEW YORK BRANCH,
as Lender

By:	/s/ Jennifer King
Name: Jennifer King
Title: Director

By:	/s/ Paul Vastola
Name: Paul Vastola
Title: Director

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Jennifer King
Name: Jennifer King
Title: Director

By:	/s/ Paul Vastola
Name: Paul Vastola
Title: Director

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent

By:	/s/ Jennifer King
Name: Jennifer King
Title: Director

By:	/s/ Paul Vastola
Name: Paul Vastola
Title: Director

WESTLB AG, NEW YORK BRANCH,
as Issuing Bank

By:	/s/ Jennifer King
Name: Jennifer King
Title: Director

By:	/s/ Paul Vastola
Name: Paul Vastola
Title: Director

STERLING BANK,
as Accounts Bank

By:	/s/ Allen D. Brown
Name: Allen D. Brown
Title: Executive Vice President

Annex A

Schedule 7.01(x)(i)

to Credit Agreement

See Attached

Annex B

Schedule 7.01(x)(ii)

to Credit Agreement

See Attached